Exhibit 31.1

Certification of Chief Executive Officer of Pro Travel Network, Inc.
Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
(Chapter 98, Title 15 U.S.C. SS. 7241)

I, Paul Henderson, certify that

1.	I have reviewed this Quarterly Report for the quarter ended March 31, 2009 on Form 10-Q of Pro Travel Network, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements  made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information  included in the report on Form 10-Q for the quarter ended September 30, 2008, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4.
I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) and we have:

a.
Designed such disclosure controls and procedures, or caused such disclosure controls and  procedures to be designed under my supervision, to ensure that material information relating to the small business issuer,  including its consolidated subsidiaries, is made known to me by others within those entities, particularly during the period in which this report is being prepared;

b.
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.
Evaluated the effectiveness of the small business issuer's disclosure  controls and procedures and presented in this report my conclusions about  the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.
Disclosed  in this  report any  change in  the small business issuer's  internal control over  financial reporting that occurred during the small  business issuer's most recent fiscal quarter (the small business issuer's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer's internal control over financial reporting; and

5.
I have disclosed, based on my  most recent evaluation of internal control over  financial reporting, to the small business issuer's auditors and the audit committee of the small business issuer's board of directors (or persons performing the equivalent functions):

a.
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer's ability to record,  process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer's internal control over financial reporting.

Date: May 15, 2009

By:  /s/ Paul Henderson

Paul Henderson, CEO